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                                                                     Agreement-1

                               A LICENSE AGREEMENT

                       made this 4th day of January, 1999

                                     BETWEEN

TecnoChannel Technologies Sdn Bhd a company incorporated in Malaysia whose business address is at Lot G3, Technology Park Malaysia, 57000 Kuala Lumpur, Malaysia (hereinafter referred to as "Licensor") on the one part

                                       And

NetChina whose business address is at Beijing, China (hereinafter referred to as "Licensee") on the other


WHEREAS:

1. Licensor to license its ThunderServe software (hereinafter referred to as "the Software") to the Licensee

2. The Licensee wishes to use the Software to facilitate the access of its customers to the Internet


NOW THIS AGREEMENT WITNESSETH AS FOLLOWS:

1.   LICENSE TO USE

1.1 Subject to the terms and conditions contained in this agreement, the Licensor hereby grants to the Licensee the right to use the Software solely in China (hereinafter referred to as "the License") provided that the Licensee does not remove alter any proprietory legends or notices contained in the Software.

1.2 The Software is confidential information belonging to the Licensor and title to the Software is retained by the Licensor. The Licensee shall not decompile, disassemble, decrypt, extract or otherwise reverse engineer the Software. The Software may not be leased or assigned in whole or in part.

2.   MYWEB ON-LINE SERVICE

The Licensor agrees to make available the traditional Chinese version of MyWeb Online Service with full testing and acceptance by the Licensee prior to the launch of the service.

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The Licensee agrees to ensure that all its Internet subscribers using the MyWeb
Online Service shall be directed to the MyWeb Online Service web site upon connection to the Internet. The consideration for directing the subscribers to
the MyWeb On Line Service will be US Dollars     [***]    million.

The MyWeb On-Line Service for the Licensee will be jointly managed by the parties to this agreement and revenue derived from advertising and transactions
will be      [***]     . The business plan of co-operation between the
parties will be set up under separate agreement, upon further consultation by the parties.

3.   MAINTENANCE

The License does not include maintenance and support of the Software by the Licensor.

4.   PAYMENTS

     The consideration for the License shall be US Dollars    [***]    upon
     signing of this agreement. The fee per subscriber is USD    [***]
     per annum, and is payable to the Licensor within 3 months of the date of invoice, subject to the successful completion of the testing and launch of service according to the business plan, mutually agreed by both parties.

5.   ENGINEERING, TESTING AND BUSINESS PLAN

The Licensor will be solely responsible for the engineering of the MyWeb On-line Service, including its traditional Chinese version for the Territory. It is hereby agreed and declared that the parties to this agreement shall jointly test and develop the service for the Territory, and finalize the business plan for the MyWeb set-top box and the MyWeb On-Line Service in the Territory.

6.   MARKETING & PROMOTION

It is hereby agreed and declared that the parties to this agreement shall jointly market and promote the MyWeb set-top box and the MyWeb On-Line Service and where appropriate, the Licensor shall encourage subscribers to use the services of the Licensee.

7.   TRADEMARKS AND LOGOS

Unless otherwise authorised by the Licensor, the Licensee is not authorised to use any trademarks or logos belonging to the Licensor. The Licensee acknowledges that the Licensor owns the ThunderServe trademark and MyWeb trademark and all MyWeb related trademarks, logos and icons and agrees not to do anything harmful to or inconsistent with the Licensor's rights in the aforementioned marks.


[***] Portions of this page have been omitted pursuant to a request for Confidential Treatment and filed separately with the Commission.

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8.   WARRANTY

The Software will be delivered to the Licensee and shall be free from defects. The Licensee's sole remedy in the event of a defective Software shall be a replacement of the Software.

9.   LIMITATION OF LIABILITY

In no event will the Licensor be liable for any lost revenue, profit or data or for direct, indirect, special, consequential, incidental or punitive damages, however caused and regardless of the theory of liability arising out of the use of or inability to use the Software.

10.  TERM OF LICENSE

The License shall be for a period of 1 year (hereinafter referred to as "the Term").

11.  TERMINATION

11.1 Either party may terminate this agreement in the event the other party is in material breach and has not cured such breach within 30 days after written notice by the other party.

11.2 All rights of the Licensee to the Software shall terminate upon expiry of or termination of this agreement.

12.  SECRECY

Not at any time during or after the Term will either party divulge or allow to be divulged to any persons any confidential information relating to the business or affairs of the other and the details of this agreement. In the event that this Clause is breached, both parties agree that the aggrieved party shall be entitled to claim against the other for damages and further equitable relief as it deems necessary.

13.  NON-ASSIGNMENT

The Licensee shall not assign or sub-contract any of its rights under this agreement without the consent in writing of the Licensor.

14.  COMPLIANCE WITH LAWS

To the extent applicable hereto, both parties shall comply with all laws, regulations, policies and guidelines of Malaysia.

15.  GOVERNING LAW

This agreement shall be governed and construed in all respects in accordance with the laws of Malaysia.
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16.  ARBITRATION

Any differences or disputes arising from this agreement shall be settled by an amicable effort of both parties.

16.1 An attempt to arrive at a settlement shall be deemed to have failed as soon as one of the parties notifies the other in writing.

16.2 If an attempt at settlement has failed, the parties shall try to settle their dispute via arbitration in accordance with the applicable arbitration legislation of Malaysia.

16.3 In the event that any attempt at an amicable settlement pursuant to Clause 13.1 has failed, either party may seek to resolve their differences or disputes in a valid court of law.

17.  NO WAIVER

The failure of any party to assert or enforce any right hereunder (whether upon a breach of this agreement by the other party hereto or otherwise) shall not be deemed to be a waiver of such right with respect to any such breach or any subsequent breach; nor will any waiver be implied from the acceptance of any payment or service, except where the waiver has been expressly agreed to in writing and signed by both parties.


18.  NOTICE

Any notice or communication under this agreement shall be in writing and may be given by registered post, facsimile or personal delivery to the following addresses:


                        To :     TecnoChannel Technologies Sdn Bhd
                                 Unit G3, Technology Park Malaysia
                                 57000 Kuala Lumpur, Malaysia
                                 ATTN : MR T. S. WONG

                        To :     NetChina
                                 Beijing China
                                 ATTN : MR FANG PING GUO


19.  SEVERABILITY

If any one or more of the provisions contained in this agreement or any document executed in connection herewith is found by any court of law with jurisdiction over the matter to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired in any way.

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20.  FORCE MAJEURE

Neither party shall be liable for delay in performance or failure to perform, in whole or in part, the terms of this agreement if such failure or delay is due to labour dispute, strike, war, or act of war, insurrections, riot, civil commotion, act of publish enemy, accident, ire, flood, acts of God or other causes beyond the reasonable control of such party and any delay or failure shall not be considered to be a breach of this agreement. In the event that this agreement cannot be performed due to the aforementioned circumstances for a continuous period of 30 days, either party may at its discretion terminate this agreement by notice in writing.

21.  VARIANCE

All changes, modifications, variations and amendments to this agreement must be in writing to be valid.

22.  COST

Both parties shall be responsible for their solicitors' costs involved in the preparation of this agreement. The stamp duty shall be borne by the Licensee.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.


Tecnochannel Technologies Sdn Bhd         NetChina


By:    /s/ Signature illegible            By:   /s/ Signature illegible
       -----------------------                  -----------------------
Name : T S Wong                           Name: Fang Ping Guo
         President & CEO                        Manager

Date :                                          Date: